Exhibit 10.11

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter called the “First Amendment”) is made and entered into this 12th day of March 2020, by and between GPI T&U INLAND, LP (hereinafter called “Landlord”) and MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation (hereinafter called “Tenant”);

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 4, 2019 (the “Lease”) for approximately 31,188 square feet commonly known as Suites 1218A, 1218B, 1218C and 1236C (collectively, the “Premises”) located within the buildings commonly known as 1218 and 1236 Menlo Drive, Atlanta, Georgia 30318 (the “Project”).

WHEREAS, Landlord and Tenant desire to amend the Lease to permit Tenant to construct a door in the location depicted on Exhibit “A” attached hereto and to create an air-conditioned vestibule as shown therein.

NOW THEREFORE, it is hereby agreed that for and in consideration of the additional terms and conditions set forth below, said Lease is hereby modified and amended as follows:

1.    Landlord hereby approves of Tenant’s construction of a door and associated vestibule in the location depicted on the plans shown in Exhibit “A” attached hereto. Tenant’ s plans and specification relating to the construction of such door and associated vestibule are also included in Exhibit “A”. The finishes utilized by Tenant in connection with such construction shall be consistent with other storefronts and doors within the Project. Such entry door shall be controlled by an access system installed by Tenant which is consistent and compatible with the other access systems installed within the Common Areas of the Project so as to allow other tenants of the Project to access such door and utilize such vestibule to maintain access to the Common Area restrooms which are entered upon from such vestibule. Though the entry door and corresponding vestibule are not a part of the Premises, said entry door and vestibule shall be insured, maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense as though they were a part of the Premises under the Lease.

2.    Subject to compliance with applicable codes and ordinances, Landlord hereby approves of Tenant’s construction of a mezzanine within the Premises (the “Mezzanine”) as shown on the plans and specifications drawn by Panel-Built , Inc. dated December 7, 2017 and known as Job Number 9865, stamped by Ron T. Wharton, a Georgia-licensed professional engineer, on January 24, 2018. This Amendment shall constitute Landlord’s written review and approval of the architectural and engineering plans associated with the Mezzanine. The Mezzanine shall be considered a part of the Premises for all purposes under the Lease but not as additional leasable square footage. The performance of Tenant’s construction of the Mezzanine shall be governed by the provisions of the Lease pertaining to Tenant’s initial construction within the Premises. Tenant shall not over-load the Mezzanine and Tenant shall not use the Mezzanine for any purpose other than the Permitted Use. Any Mezzanine must have framing and supports provided by Tenant which are independent of demising partitions of the Premises. At the expiration or earlier termination of the Lease, Landlord shall have the right to require Tenant to remove the Mezzanine and repair any damage to the Premises caused by such removal all at Tenant’s sole cost and expense. In no event shall the foregoing approval of Tenant’s construction of the Mezzanine be deemed to include Landlord’s approval of any additional mezzanines at the Premises. Landlord’s prior approval shall be required for any such additional mezzanines, which approval Landlord may condition upon Tenant agreeing to pay rent upon any such additional mezzanines.

3.    Landlord hereby grants to Tenant a revocable license to install one (1) aerial fiber/cable line (the “Line”) between the 1218 Menlo Drive and 1236 Menlo Drive buildings of the Project. The ground clearance of the Line shall be twenty-two feet (22’) at its lowest point, and the Line shall be run in the location shown on the Fiber/Cable Plan attached hereto as Exhibit “B”. In connection with running the Line, Tenant shall install one ten foot (10’) high mast and weatherhead on each of the 1218 Menlo Drive and 1236 Menlo Drive buildings in the locations shown on the Fiber/Cable Plan. The method of attachment shall be subject to Landlord’s prior review and approval. The Line and associated infrastructure shall be installed, repaired and maintained throughout the Term and Tenant’s sole cost and expense, and Landlord shall have no liability to Tenant for any claims or damages relating thereto, regardless of cause. If requested by Landlord, at the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove the Line and related infrastructure and repair any damage to the Project caused by such removal or resulting from the installation of the Line. Tenant shall indemnify and hold Landlord harmless from and against any claims or damages relating to the Line or its related infrastructure.

4.    It is mutually agreed that the above provisions shall be effective as of the date of this First Amendment.

5.    All capitalized but undefined terms used herein shall have the same meaning as set forth in the Lease.

6.    Except as herein provided, Landlord and Tenant have caused their duly authorized representatives to execute this First Amendment under seal as of the date set forth above.

[Signatures on Following Page]

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LANDLORD:

GPI T&U INLAND, LP, a Texas limited partnership

By:	/s/ Pierce Lancaster
Name:	Pierce Lancaster
Title:	Authorized Person

TENANT:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation

By:	/s/ Michael Freed
Name:	Michael Freed
Title:	COO

GUARANTOR:

MIRION TECHNOLOGIES (GLOBAL), LTD.,

By:	/s/ James Cocks
Name:	James Cocks
Title:	Director

Exhibit “A”

Door Location

Exhibit “B”

Fiber/Cable Plan

EXISTING WAREHOUSE BUILDING
EXISTING WAREHOUSE BUILDING
EXISTING ADJACENT BUILDING - NOT INCLUDED IN PROJECT
PAVEMENT IMPROVEMENTS HATCH LEGEND
NORTH
GRAPHIC SCALE

KROMBERG WALL

ARCHITECTURE • DESIGN • DEVELOPMENT

INLAND TRACT

1236 AND 1218 MENLO DR NW
LAND LOT 188 & 189, 17TH DISTRICT
FULTON COUNTY
ATLANTA, GA 30318

PAVING REPAIR PLAN

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